UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 16, 2024

Date of Report (Date of earliest event reported)

DBV Technologies S.A.

(Exact name of registrant as specified in its charter)

France	001-36697	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 avenue de la République 92320 Châtillon France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +33 1 55 42 78 78

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.10 per share	n/a	The Nasdaq Stock Market LLC *
American Depositary Shares, each representing one-fifth of one ordinary share, nominal value €0.10 per share	DBVT	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Medical Officer Employment Agreement Amendment

On December 16, 2024, DBV Technologies Inc., a fully owned subsidiary (the “Subsidiary”) of DBV Technologies S.A. (the “Company”), entered into an agreement with Pharis Mohideen (the “Mohideen Agreement”) which amends that certain Employment Agreement entered into by and between Mr. Mohideen and the Subsidiary dated as of July 19, 2019 (the “Mohideen Employment Agreement”) to provide certain enhanced severance benefits upon a Change in Control, as defined in the Mohideen Agreement. The Board of Directors of the Company (the “Board”) approved the Mohideen Agreement in recognition of Mr. Mohideen’s commitment to the Subsidiary. Under the Mohideen Agreement, Mr. Mohideen will be eligible to receive the following Change in Control Severance Benefits in the event of his termination without Cause (as defined in the Mohideen Employment Agreement), and not due to his Disability or death, or his resignation for Good Reason, in either case, within twelve (12) months immediately following, a Change in Control (such separation a “Change in Control Separation”):

•

an amount equal to Mr. Mohideen’s then current Base Salary for twenty-four (24) months plus an amount equal to 1x Mr. Mohideen’s Annual Bonus, calculated at target, less all applicable withholdings and deductions, payable in a lump sum within sixty (60) days following the Change in Control Separation date;

•

in the event any surviving equity awards then held by Mr. Mohideen have been (or will be) continued, assumed or substituted for by the Subsidiary and/or the acquiror (or any affiliate of the acquiror) in connection with such Change in Control transaction and to the extent that the vesting of such awards has not been and will not be accelerated pursuant to the terms of the plan(s) pursuant to which they were granted, Mr. Mohideen will be paid a lump-sum cash bonus (the “Equity Bonus”) equal to the product of (a) the number of then-unvested surviving equity shares multiplied by (b) the excess, if any, of (i) the fair market value per share underlying such share, in each case, measured as of the later of (x) the closing date of such Change in Control and (y) the Change in Control Separation date less (ii) the exercise or purchase price applicable to such shares, if any. The Equity Bonus (if any) will be paid in lump sum, subject to applicable payroll withholdings and deductions on the later of (x) the Change in Control; or (y) within sixty (60) days following the Change in Control Separation Date in either case provided that you have timely executed and allowed to become effective the Release and have otherwise complied with your continuing obligations to the Subsidiary as of such payment date; and

•

subsidiary-covered COBRA premiums for a period of up to 24 months unless Mr. Mohideen is no longer eligible for COBRA benefit or become If eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

The foregoing Change in Control Severance Benefits are contingent upon Mr. Mohideen timely executing and allowing to become effective a standard separation agreement including a release of claims and his continued compliance with is obligations to the Subsidiary.

Chief Financial Officer Employment Agreement Amendment

On December 16, 2024, the Company entered into an agreement with Virginie Boucinha (the “Boucinha Agreement”) which amends that certain Employment Agreement entered into by and between Ms. Boucinha and the Company dated as of November 6, 2023 (the “Boucinha Employment Agreement”) to provide certain enhanced severance benefits upon a Change in Control, as defined in the Boucinha Agreement. The Board approved the Boucinha Agreement in recognition of Ms. Boucinha’s commitment to the Company. Under the Boucinha Agreement, Ms. Boucinha will be eligible to receive the following Change in Control Severance Indemnity in the event of her termination not due to termination in the event of Ms. Boucinha’s initiative or due to her gross misconduct or willful misconduct, in either case, within twelve (12) months immediately following, a Change in Control Separation:

•	an amount equal to 12 months of gross remuneration;

•

such Change in Control Severance Indemnity will be paid in addition to any of the following applicable payments, including, legal or conventional statutory severance, outstanding holiday compensation, notice period compensation and any amount paid as annual bonus; and

•	such remuneration used to calculate the Change in Control Severance Indemnity shall be Ms. Boucinha’s base salary as of the date of termination.

The foregoing Change in Control Severance Indemnity is contingent upon Ms. Boucinha keeping the terms of the Boucinha Agreement confidential.

The foregoing description of the Mohideen Agreement and Boucinha Agreement are not intended be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text and English summary translation of the Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 respectively and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated as of December 16, 2024, amending the Employment Agreement dated July 19, 2019, by and between DBV Technologies, Inc. and Pharis Mohideen.

10.2	English Summary Translation of Letter Agreement, dated as of December 16, 2024, amending the Employment Agreement dated November 6, 2023, by and between DBV Technologies, Inc. and Virginie Boucinha.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2024	DBV TECHNOLOGIES S.A.

	By:	/s/ Virginie Boucinha
	Name:	Virginie Boucinha
	Title:	Chief Financial Officer